Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-138763 of Ethan Allen Interiors Inc. on Form S-8 of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of The Ethan Allen Retirement Savings Plan for the year ended December 31, 2025.

/s/ CohnReznick LLP

Hartford, Connecticut

June 26, 2026